Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE

This Fourth Supplemental Indenture (this “Supplemental Indenture”), is entered into as of October 13, 2021, among Quotient Limited, a public limited liability no par value company formed under the laws of Jersey, Channel Islands (the “Issuer”), the Guarantors party hereto, and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors party thereto, the Trustee and the Collateral Agent executed and delivered an Indenture, dated as of October 14, 2016 (the “Original Indenture”), pursuant to which, on October 14, 2016, the Issuer issued an initial US$84,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2023 (the “Original Securities”);

WHEREAS, on December 4, 2018, March 5, 2021 and May 24, 2021, the Issuer, the Guarantors, the Trustee and the Collateral Agent entered into the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, respectively, to reflect certain amendments to the Original Indenture (such supplemental indentures, together with the Original Indenture, the “Indenture”);

WHEREAS, pursuant to the terms of the Original Indenture, on June 29, 2018, the Issuer issued an additional US$36,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2023, and, pursuant to the terms of the Original Indenture as amended and supplemented by the First Supplemental Indenture, on May 15, 2019, the Issuer issued an additional US$25,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2023 (collectively, the “Additional Securities” and, together with the Original Securities, the “Securities”);

WHEREAS, Section 9.02 of the Indenture provides that the Issuer, the Collateral Agent, the Guarantors and the Trustee may make certain amendments and supplements to the Indenture and the Securities only with the consent of each Holder of an outstanding Security affected (the “Requisite Unanimous Consent”);

WHEREAS, each of the owners or beneficial owners of the outstanding Securities (the “Consenting Holders”) has consented to certain amendments to the Indenture and the Securities by executing a form of consent substantially in the form attached hereto as Exhibit A (each, a “Consent” and, collectively, the “Consents”) and has authorized and directed the Trustee and the Collateral Agent to execute and deliver this Supplemental Indenture;

WHEREAS, the Issuer and the Guarantors have done all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, the Guarantors, the Trustee and the Collateral Agent in accordance with the terms of the Indenture and have satisfied all other conditions required under Article 9 of the Indenture; and

WHEREAS, pursuant to Section 9.02 of the Indenture, each of the Trustee and the Collateral Agent is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the parties hereto and the Holders of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Capitalized Terms. All capitalized terms contained in this Supplemental Indenture shall, except as specifically provided for herein and except as the context may otherwise require, have the meanings given to such terms in the Indenture. In the event of any inconsistency between the Indenture and this Supplemental Indenture, this Supplemental Indenture shall govern. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

Section 1.02. Section References. Section references contained in this Supplemental Indenture (other than in Article 2 hereof) are to sections in this Supplemental Indenture unless the context requires otherwise.

ARTICLE 2

AMENDMENTS

Section 2.01. Amendments.

(a) Pursuant to the terms of the Consents and the receipt of the Requisite Unanimous Consent, Section 4.01(b) of the Indenture is hereby amended by replacing the first paragraph of Section 4.01(b) (including the table contained therein) in its entirety with the following paragraph and table:

“On each Payment Date, commencing April 15, 2023, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay an installment of principal of the Securities (subject to adjustment in accordance with the second following paragraph) in an amount set forth below corresponding to such Payment Date:

Payment Date	Amount
April 15, 2023	$12,100,000.00
October 15, 2023	$18,100,000.00
April 15, 2024	$24,200,000.00
October 15, 2024	$24,200,000.00
April 15, 2025	$24,200,000.00
October 15, 2025	The principal balance then outstanding”

(b) Pursuant to the terms of the Consents and the receipt of the Requisite Unanimous Consent, (i) the introductory paragraph of each of the Securities is hereby amended by replacing the phrase “on or before April 15, 2024 as set forth in this Security” contained in such introductory paragraph with the phrase “on or before October 15, 2025 as set forth in this Security” and (ii) references throughout the Indenture and the Securities to the Securities being “due 2024” are hereby amended to refer to the Securities being “due 2025”.

(c) Pursuant to the terms of the Consents and the receipt of the Requisite Unanimous Consent, Section 1(c) of each of the Securities is hereby amended and restated as follows:

“(c) The Securities will mature on October 15, 2025.”

(d) Pursuant to the terms of the Consents and the receipt of the Requisite Unanimous Consent, Section 1(d) of each of the Securities is hereby amended by replacing the second sentence of the first paragraph of Section 1(d) (including the table contained therein) in its entirety with the following sentence and table:

“On each Payment Date, commencing April 15, 2023, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay an installment of principal of the Securities (subject to adjustment in accordance with the second following paragraph) in an amount set forth below corresponding to such Payment Date:

Payment Date	Amount
April 15, 2023	$12,100,000.00
October 15, 2023	$18,100,000.00
April 15, 2024	$24,200,000.00
October 15, 2024	$24,200,000.00
April 15, 2025	$24,200,000.00
October 15, 2025	The principal balance then outstanding”

(e) Pursuant to the terms of the Consents and the receipt of the Requisite Unanimous Consent, Section 5 of each of the Securities is hereby amended by replacing the table contained in the second paragraph of Section 5 of each of the Securities in its entirety with the following table:

“Period	Redemption Price
From and including October 14, 2021 to and including April 13, 2023	106.00%
From and including April 14, 2023 to and including April 13, 2024	103.00%
From and including April 14, 2024 and thereafter	100.00%”

ARTICLE 3

EFFECT

Section 3.01. Effect. This Supplemental Indenture shall become effective and binding on the Issuer, the Guarantors, the Trustee, the Collateral Agent and every Holder of the Securities heretofore or hereafter authenticated and delivered under the Indenture, upon the execution and delivery by the parties to this Supplemental Indenture; provided, however, that the amendments set forth in Article 2 of this Supplemental Indenture shall only become operative upon (i) receipt of a DTC Proxy and Consent (as defined in the Consents) in respect of the DTC Securities (as defined in the Consents) beneficially owned by each Consenting Holder and (ii) payment of the Consent Shares (as defined in the Consents) to each Consenting Holder and the execution and delivery by the Issuer and each Consenting Holder of the applicable Consent Warrant (as defined in the Consents) in each case in accordance with the terms and conditions of the Consents. The date on which the amendments set forth in Article 2 of this Supplemental Indenture become operative is referred to herein as the “Operative Date”. The Issuer shall promptly inform the Trustee and the Collateral Agent in writing (which may be by email) of the occurrence of the Operative Date.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Ratification of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture, is ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. If any provision of this Supplemental Indenture is inconsistent with a provision of the Indenture or the Securities, the terms of this Supplemental Indenture shall govern.

Section 4.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS.

Section 4.03. No Recourse Against Others. No director, officer, employee, manager, member, partner, incorporator or holder of any Equity Interests in the Issuer or in any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or its creation.

Section 4.04. Electronic Means. The parties agree that the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

Section 4.05.    Entire Agreement. This Supplemental Indenture, together with the Indenture as amended hereby, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

Section 4.06.    Provisions of Supplemental Indenture for the Sole Benefit of Parties and Holders of Securities. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Securities any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Securities.

Section 4.07. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee or the Collateral Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe Sign (or such other digital signature provider as specified in writing to the Trustee or the Collateral Agent by the authorized representative), in English. The Issuer and Guarantors each agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee or the Collateral Agent, including without limitation the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 4.08. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.09. Trustee’s Disclosure. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Very truly yours,

QUOTIENT LIMITED

By:	/s/ Manuel O. Méndez

Name:	Manuel O. Méndez
Title:	Chief Executive Officer

[Signature Page to Supplemental Indenture]

QBD (QS IP) LIMITED, as Guarantor

By:	/s/ Peter Buhler

Name:	Peter Buhler
Title:	Director

[Signature Page to Supplemental Indenture]

QUOTIENT BIODIAGNOSTICS, INC., as Guarantor

By:	/s/ Brian Williamson

Name:	Brian Williamson
Title:	Director

[Signature Page to Supplemental Indenture]

ALBA BIOSCIENCE LIMITED, as Guarantor

By:	/s/ Peter Buhler

Name:	Peter Buhler
Title:	Director

[Signature Page to Supplemental Indenture]

QUOTIENT SUISSE SA, as Guarantor

By:	/s/ Manuel O. Méndez

Name:	Manuel O. Méndez
Title:	President

[Signature Page to Supplemental Indenture]

QUOTIENT BIOCAMPUS LIMITED, as Guarantor

By:	/s/ Peter Buhler

Name:	Peter Buhler
Title:	Director

[Signature Page to Supplemental Indenture]

QUOTIENT IBERIA, S.L.U., as Guarantor

By:	/s/ Paul Stuart

Name:	Paul Stuart
Title:	Sole director

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alison D.B. Nadeau

Name:	Alison D.B. Nadeau
Title:	Vice President

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Alison D.B. Nadeau

Name:	Alison D.B. Nadeau
Title:	Vice President

[Signature Page to Supplemental Indenture]

Exhibit A

CONSENT

October [•], 2021

Reference is made to the Indenture dated as of October 14, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, the “Indenture”) among Quotient Limited, a public limited liability no par value company formed under the laws of Jersey, Channel Islands (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Indenture.

By signing below, the undersigned hereby acknowledges and agrees, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

1.

Representations and Warranties. The undersigned hereby represents and warrants to each of the Trustee, the Collateral Agent, the Issuer and each Guarantor that (i) the undersigned, as of the Record Date (as defined below), owns or beneficially owns, respectively, the principal amount of the Original Securities and the principal amount of the Additional Securities set forth opposite the undersigned’s name under the respective column headings “Principal Amount of Original Securities” and “Principal Amount of Additional Securities” in Schedule 1 attached hereto and, if such Securities are beneficially owned through the book-entry system of The Depository Trust Company (“DTC Securities”), then such Securities are held through The Depository Trust Company participant (the “Participant”) set forth opposite the undersigned’s name under the column heading “Depository Trust Company Participant Name and Number” in Schedule 1 attached hereto (and if nothing is set forth opposite the undersigned’s name under the column heading “Depository Trust Company Participant Name and Number” in Schedule 1 attached hereto then the undersigned does not hold such Securities through the book-entry system of The Depository Trust Company), (ii) the respective CUSIP numbers of such Original Securities and such Additional Securities that are beneficially owned by the undersigned are set forth opposite the undersigned’s name under the respective column headings “Original Securities CUSIP No.” and “Additional Securities CUSIP No.” in Schedule 1 attached hereto, (iii) the undersigned is not the Issuer or an Affiliate of the Issuer, (iv) the undersigned has the full power and authority to provide this Consent with respect to such Securities that are owned or beneficially owned by the undersigned, (v) there are no proxies or other agreements or understandings in effect that limit, restrict or impact the undersigned’s power and authority to provide this Consent with respect to such Securities that are owned or beneficially owned by the undersigned, (vi) this Consent has been duly executed and delivered by the undersigned, and this Consent constitutes a legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, and (vii) each of the Trustee, the Collateral Agent, the Issuer and each Guarantor shall be entitled to rely on this Consent. As used herein, “Record Date” means as of 5:00 p.m. (New York City time) on October 11, 2021.

In addition, the undersigned hereby agrees to and acknowledges the representations, warranties and agreements set forth in Sections 4.1, 4.2, 4.4 and 4.7 of the Purchase Agreement dated October 14, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, the “Purchase Agreement”) among the Issuer, the subsidiaries of the Issuer party thereto and the purchaser(s) party thereto related to the Securities owned or beneficially owned by the undersigned and described on Schedule 1 attached hereto as if such representations, warranties and agreements were made by the undersigned as of the date first written above and as if the references within those Sections to “Notes” were references to (i) the Securities owned or beneficially owned by the undersigned and described on Schedule 1 attached hereto and the Guarantees of such Securities (taking into the account the proposed

Exh. A-1

amendments to the Indenture contemplated by the Supplemental Indenture (as defined below)), and (ii) the undersigned’s Pro Rata Allocation of the Consent Shares (as defined below) and the Consent Warrants (as defined below) (with references to the “Issue Date” in such representations, warranties and agreements being deemed to refer to the date first written above).

2.

Approval and Consent. Pursuant to Section 9.02 of the Indenture, the undersigned hereby approves and consents to (i) the supplement to the Indenture as set forth in the Fourth Supplemental Indenture substantially in the form attached hereto as Exhibit A (the “Supplemental Indenture”) and (ii) the execution and delivery of the Supplemental Indenture by U.S. Bank National Association in its capacity as Trustee and Collateral Agent under the Indenture.

3.

Authorization of Trustee and Collateral Agent. Each of the Trustee and the Collateral Agent is hereby authorized, empowered and directed by the undersigned to execute and deliver the Supplemental Indenture and to execute any documents or take any actions reasonably necessary in order to effectuate this Consent.

4.

Direct and DTC Delivery of Consents. This Consent will be delivered directly to the Issuer, the Guarantors, the Trustee and the Collateral Agent and, following receipt of the requisite consents from consenting owners or beneficial owners of the Securities, the Issuer, the Guarantors, the Trustee, and the Collateral Agent, will execute and deliver the Supplemental Indenture. To allow the Issuer, the Guarantors, the Trustee and the Collateral Agent to further verify the undersigned’s beneficial ownership of any DTC Securities, the undersigned further agrees to instruct the Participant to instruct DTC to issue (or to direct Cede & Co. to issue) a proxy to the Participant in order to enable the undersigned to exercise as of the Record Date the right to consent as the record holder of such DTC Securities in accordance with the applicable procedures of DTC (a “DTC Proxy and Consent”). The Supplemental Indenture provides that the amendments contemplated thereby will not become operative until, among other conditions, a DTC Proxy and Consent is received in respect of the DTC Securities beneficially owned by the undersigned. Further, the Issuer will only provide the consideration contemplated by Section 7 below following the receipt of such DTC Proxy and Consent.

5.

General Authorization. Any and all actions heretofore or hereafter taken by the Trustee, the Collateral Agent, the Issuer, any Guarantor and/or any officer, director, member, manager, partner, employee, contractor, Affiliate, attorney, representative and/or agent of any of the foregoing consistent with the intent and purpose of the matters approved or consented to in this Consent are hereby ratified, confirmed, approved and consented to in all respects.

6.	Effective Date. This Consent shall become effective as of the date first written above.

7.

Consideration. Consents in this form are being furnished by the Holders of 100% of the Securities. In consideration of each Holder’s Consent, the Issuer has agreed to issue to each Holder of the Securities its Pro Rata Allocation of (a) 932,772 of the ordinary shares of the Issuer (the “Consent Shares”) and (b) warrants entitling the Holders to purchase up to 1,844,020 of the ordinary shares of the Issuer. The undersigned’s “Pro Rata Allocation” is the quotient of (x) the original aggregate principal amount of the Securities held by the undersigned as of the date hereof as set forth on Schedule 1 attached hereto, divided by (y) the aggregate original principal amount of all Securities outstanding as of the date hereof, which is $132,916,667. Following (1) the execution and delivery of the Supplemental Indenture by the Issuer, the Guarantors, the Trustee and the Collateral Agent and (2) the receipt of a DTC Proxy and Consent in respect of the DTC Securities beneficially owned by the undersigned, as consideration for the execution and delivery of this Consent by the undersigned, the Issuer will promptly issue to the undersigned the undersigned’s Pro Rata Allocation of the Consent Shares and Pro Rata Allocation of the Consent Warrants by (A) causing the undersigned’s Pro Rata Allocation of the Consent Shares to be transmitted by the Issuer’s transfer agent to the undersigned by crediting the account of the

Exh. A-2

undersigned’s or its designee’s balance account with The Depository Trust Company that is specified on Schedule 1 attached hereto, through its Deposit or Withdrawal at Custodian system (“DWAC”) and (B) executing and delivering (and the undersigned will promptly execute and deliver counterparts of) (i) a warrant (the “Consent Warrant”) substantially in the form attached hereto as Exhibit B representing the undersigned’s Pro Rata Allocation of the Consent Warrants and (ii) a registration rights agreement substantially in the form furnished to the Holders of Securities with this form of Consent. The Issuer represents and warrants that all Consent Shares to be issued to be issued pursuant to the foregoing provisions will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Issuer in respect of the issuance thereof (other than taxes in respect of any transfer occurring contemporaneously with such issuance). The Issuer shall pay or cause to be paid, all reasonable, documented fees and expenses of external counsel to the Holders.

8.

Governing Law; Waiver of Jury Trial. THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS AND RIGHTS OF THE UNDERSIGNED SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS. THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS CONSENT. The undersigned hereby submits to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Consent or the transactions contemplated hereby.

9.

Miscellaneous. This Consent shall bind the undersigned (and such undersigned’s successors and assigns) and every subsequent owner or beneficial owner of the Securities described on Schedule 1 attached hereto (or portion thereof that evidences the same debt as such Securities). Any and all notice required to take any action in adopting this Consent is hereby waived. The undersigned acknowledges that this Consent constitutes the required notice of the Supplemental Indenture pursuant to Section 9.02(b) of the Indenture. Headings of the Sections of this Consent have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. Delivery of an executed signature page to this Consent by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Consent.

{Signature Page Follows}

Exh. A-3

IN WITNESS WHEREOF, the undersigned has executed this Consent as of the date first written above.

[INSERT SIGNATURE BLOCK]

The Issuer is joining in the execution and delivery of this Consent to confirm its agreement that: (i) it will deliver the consideration described in Section 7 of this Consent as described therein; and (ii) it has the requisite corporate power and authority, and has obtained all necessary corporate authorizations, to enter into this agreement and to issue and deliver the Consent Shares and Consent Warrants, and this agreement is a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms.

QUOTIENT LIMITED

By:
Name:
Title

Exh. A-4

SCHEDULE 1

Name	Depository Trust Company Participant Name and Number	Principal Amount of Original Securities	Original Securities CUSIP No.	Principal Amount of Additional Securities	Additional Securities CUSIP No.

Sch. 1-1

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE

EXHIBIT B

FORM OF WARRANT

COMMON STOCK PURCHASE WARRANT

Warrant Shares: [●]	Issue Date: October [●], 2021

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [●] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to the close of business on the date that is five years after the date hereof, but not thereafter, to subscribe for and purchase from Quotient Limited, a limited liability no par value company incorporated under the laws of Jersey, Channel Islands with registration number 109886 (the “Company”), up to [●] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.    Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (the “Purchase Agreement”), dated as of October 14, 2016, among the Company, the guarantors named therein and the purchasers signatory thereto.

Section 2.    Exercise.

a)    Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the date hereof until this Warrant is exercised in full by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto together with such information or documentation necessary to fulfill any anti-money laundering and/or “know your customer” requirements prescribed by applicable law (the “Notice of Exercise”). Within the earlier of (i) two (2) Business Days and (ii) the number of Business Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of delivery of the Notice of Exercise to the Company, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)    Exercise Price. The aggregate exercise price of this Warrant is $4.00 per Warrant Share (the “Exercise Price”) and no additional consideration (other than the Exercise Price) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant.

c)    Cashless Exercise. Subject to the last sentence of this Section 2(c), this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to

(A – B) * X
A

where:

(A)	=	the closing price of the Common Stock on the Principal Market as of the close of the trading session immediately prior to the delivery of the applicable Notice of Exercise;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the unrestricted characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c), except to the extent required by applicable law, rule or regulation.

Notwithstanding anything to the contrary contained in this Warrant, the foregoing cashless exercise provisions shall be in effect (and cashless exercise shall be permitted) only if at the time of exercise there is no effective registration statement in effect under the Securities Act of 1933 covering re-sales of securities issuable on exercise of this Warrant, solely as a result of the Company’s failure to comply with the Registration Rights Agreement, dated as of October [    ], 2021, between, inter alios, the Company and the Holder, providing for the registration of re-sales of the securities issuable on exercise of this Warrant.

d)    Mechanics of Exercise.

i.    Delivery of Warrant Shares Upon Exercise. Subject to Section 2(e), the Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by book-entry, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise by the date that is the earliest of (i) two (2) Business Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Business Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Business Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Business Days and (ii) the number of Business Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Business Days, on the Principal Market as in effect on the date of delivery of the Notice of Exercise.

ii.    Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.    Rescission Rights. If the Company fails to cause the Company’s transfer agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. Any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise shall be settled by the Company in cash.

v.    Certain Taxes. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi.    Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)    Holder’s Exercise Limitations. The Company shall not effect any exercise of any portion of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with any of such Holder’s affiliates (as defined in Rule 12b-2 under the Exchange Act) or associates (as defined in Rule 12b-2 under the Exchange Act) and any other persons whose beneficial ownership would be aggregated with such Holder for purposes of Section 13(d) of the Exchange Act (including without limitation, any “group” of which such Holder is a member (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or

Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3.    Certain Adjustments.

a)    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)    Subsequent Rights Offerings. In addition to (but without duplication of) any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c)    Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)    Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group (other than any Affiliate (as defined in the Indenture) acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation (or the ultimate parent thereof) or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) prior to or concurrently with such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for the Alternate Consideration (without regard to any limitations on the exercise of this Warrant), and with an exercise price which applies the exercise price hereunder to such Alternate Consideration (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

e)    Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f)    Notice to Holder.

i.    Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.    Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole), or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 15 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

g)    Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 4.    Transfer of Warrant.

a)    Transferability. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

b)    Prospectus Restrictions. No Holder (or any person on their behalf) shall circulate any invitation to acquire or apply for the Warrants or any Warrant Shares in any manner such that such invitation constitutes or may constitute a prospectus for the purposes of the Companies (Jersey) Law 1991, as amended, or the Companies (General Provisions) (Jersey) Order 2002, as amended.

c)    New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issue date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

d)    Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.    Miscellaneous.

a)    No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b)    Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)    Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (ii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

e)    Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)    Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)    Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant and the other Transaction Documents, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)    Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)    Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)    Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)    Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)    Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder, on the other hand.

m)    Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)    Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

QUOTIENT LIMITED

By:
Name:
Title:

[Signature Page to Warrant]

NOTICE OF EXERCISE

To:    Quotient Limited

(1)    The undersigned hereby elects to purchase                  Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)    Payment shall take the form of (check applicable box):

[●]	in lawful money of the United States; or

[●]

if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)    Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(4)    The Warrant Shares shall be delivered to the following DWAC Account Number:

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date and Time of Execution:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: ,

Holder’s Signature:

Holder’s Address: